Exhibit 10.7
Exclusive Technical Consulting Services Agreement
     This Exclusive Technical Consulting Services Agreement (the “Agreement”) has been signed by the following two parties on June 5, 2007 in Beijing, China.
Party A: NetQin Mobile (Beijing) Technology Co., Ltd (“NetQin Beijing”)
Address: Room 1238-1 Block B, No.1 Building, Beijing Zhongguancun Software
Park Incubator, Dongbeiwang, Haidian District, Beijing
Legal representative: Lin Yu
Party B: Beijing NetQin Technology Co., Ltd (“NetQin Technology”)
Address: Room 1322, Block C, No.1 Building, Beijing Zhongguancun Software
Park Incubator, Haidian District, Beijing
Legal representative: Lin Yu
Whereas:
1.	Party A is a foreign-owned enterprise incorporated and existing in the territory of the People’s Republic of China, having the resources for technical consultation and service;
2.	Party B is a limited liability company registered in PRC;
3.	Party A has agreed to provide to Party B and Party B has agreed to accept from Party A the technical consultation and relevant services.
Whereupon, both parties, after friendly consultations and in the principle of equality and mutual benefit, concluded the following provisions to comply with:

1.	Technical Consultation and Service: sole and exclusive rights
1.1	Party A has agreed that, during the term of the agreement, it will, acting as a provider of technical consultation and service for Party B, provide relevant technical consultation and service (see Appendix 1 for the specific content) to Party B according to provisions of the Agreement.
1.2	Party B has agreed to accept the technical consultation and service provided by Party A during the valid term of the Agreement. Party B further agrees that, without Party A’s prior written notice, Party B will not accept the technical consultation and service in respect of the business mentioned herein from any other third parties (other than the third parties designated by Party A) during the term of the Agreement.
1.3	For any rights, ownerships, rights and interests and intellectual properties arising from the Agreement (including but not limited to copyrights, patents, technical know-how, trade secrets and others), whether developed independently by Party A, or developed by Party B based on the intellectual properties of Party A, or developed by Party A based on the intellectual properties of Party B, Party A will always enjoy the sole and exclusive rights and interests, and Party B shall not claim any rights, ownerships, rights, interests or intellectual properties against Party A.
1.4	If the development by Party A is based on the intellectual properties of Party B, Party B should guarantee that such intellectual properties are without any flaws; if the intellectual properties of Party B infringe the rights of a third party and thus cause a litigation or disputes and Party A suffers loss, Party B should assume the corresponding compensation, provided that Party A provides the evidence recognized by both parties showing that

Party A has indeed suffered loss. Party B promises that if it intends to cooperate with any other enterprises in business, it will firstly get the consent from Party A, and under the same conditions, Party A or its affiliated companies shall have privilege of cooperation.
2.	Calculation and Payment of Technical Consultation and Service Fees (the “Service Fees”)
2.1	Both parties agreed that the Service Fees hereunder will be determined and paid in a manner listed in Appendix 2.
2.2	If Party B fails to pay the Service Fees and other fees according to the provision of the Agreement, for the outstanding amount, Party B should additionally pay Party A a default interest based on the annual rate of 10%.
2.3	Party A is entitled to, at its own cost, appoint its employees or a Certified Public Accountant from China or other countries (the “Authorized Representative of Party A”) to audit the accounts of Party B so as to examine and review the calculation methods and the amount of the Service Fees. For this purpose, Party B should provide the documents, accounts, records and data etc. required by Authorized Representative of Party A, so that the Authorized Representative of Party A can audit the accounts of Party B and determine the amount of the Service Charge. The amount of the Service Charge shall be subject to the amount determined by Authorized Representative of Party A. Party A shall be entitled to issue a charging note to Party B to request the payment of unpaid Service Fee at any time after Authorized Representative of Party A issues the audit report. Party B shall make the payment within seven (7) working days after receiving the charging note.

2.4	Shareholders of Party B shall pledge all of their equity interests in Party B to Party A, which is a guarantee for the obligation of Party B to pay the technical consultation and service fees and other obligations under the Agreement.

3.	Representations and Warranties

3.1	Both parties make the following representations and warranties:

3.1.1	Party A shall be a company registered and existing under the Laws of the People’s Republic of China;

3.1.2	Party A shall perform the Agreement within its corporate power and business scope; and such act has obtained the necessary corporate authorization, and the consent and approval have been obtained from the third party and governmental authority; and Party A shall not violate the laws or contractual restrictions having binding force or influence on it.

3.1.3	Once the Agreement is signed, it will constitute a legitimate and valid law with binding force and executing force on Party A.

3.2	Party B makes the following representations and warranties:

3.2.1	Party B shall be a company registered and existing under the Laws of the People’s Republic of China;

3.2.2	Party B shall perform the Agreement within its corporate power and business scope; and such act has obtained the necessary corporate authorization, and the consent and approval have been obtained from the third party and governmental authority; and Party

B shall not violate the laws or contractual restrictions having binding force or influence on it;

3.2.3	Once the Agreement is signed, it will constitute a legitimate and valid law with binding force and executing force on Party B.
4.	Confidentiality Clause

4.1	Party A and Party B have agreed that, for the confidential data and information known or obtained (hereinafter referred to as “Confidential Information”), the party providing such data or information should clearly notify the confidentiality of the same at the time of provision in written form. And both parties shall do their best to take various reasonable measures to keep the confidentiality; and without the prior written consent of the party providing such confidentiality information, such information may not be disclosed, given or transferred to a third party (including the situation that the party receiving such information is merged with a third party or acquired by a third party, or is controlled by a third party directly or indirectly). Once the Agreement is terminated, Party A and Party B shall return any and all documents, data or software containing the confidential information to the original owner or provider of such information, or destroy the same independently with the consent from the original owner or provider, including any confidential information deleted from any memory devices, and both parties shall not continue to use such confidential information. Party A and Party B should take necessary measures to only disclose the confidential information to the employees, agents or professional consultants of Party B who are necessary to know such information, and shall cause such employees, agents or professional consultants to observe the confidentiality obligation hereunder. Party A should sign specific confidentiality agreements with Party B, and employees, agents and professional consultants of Party B, which should be observed by each party.

4.2	The above limitations do not apply to the following circumstances:

4.2.1	The information has become publicly available when being disclosed;

4.2.2	The information has become publicly available after being disclosed which is not by the fault of Party A or Party B;

4.2.3	Party A or Party B can prove that the information has obtained before being disclosed and the same were not obtained from other party directly or indirectly;

4.2.4	Party A or Party B shall have the obligation to disclose the information to relevant government agencies or securities exchange agencies as required by law, or Party A or Party B must disclose the above confidential information to their direct legal adviser and financial adviser in the normal operation process.

4.3	Both parties agree that, no matter the Agreement is changed, cancelled or terminated, these provisions shall remain in force.
5.	Compensation
5.1	Unless otherwise specified, if Party B fails to fully fulfill or suspends the performance of its obligation hereunder, and such act has not been corrected within ten (10) days after receiving the notice from the counterparty, or the representations and warranties of Party B are not true, a violation will be constituted.

5.2	If either party hereof violates the Agreement or any of the representations and warranties made by it herein, the non-defaulting party may notify the defaulting party in writing to request the defaulting party to correct such act within ten (10) days after receiving the notice and take corresponding effective measures to avoid the occurrence of damage results in a timely manner and continue to perform the Agreement. In case of damage, the defaulting party should make compensation to the non-defaulting party, so that the non-defaulting party can obtain all its deserved rights and interests for fulfilling the contract.
5.3	If either party violates the Agreement and thus the other party bears any charges, liability or suffers any loss (including but not limited to the profit loss of the company), the defaulting party shall compensate the non-defaulting party for all above charges, liability and loss (including but not limited to the interest paid or lost due to the default and the attorney’s fee). The total amount of the compensation paid by the defaulting party to the non-defaulting party should correspond to the loss caused by such default, and such compensation shall include the deserved interests of the non-defaulting party due to its compliance with the contract, but such compensation shall not exceed the reasonable expectation by both parties.
5.4	In case that any person lodge a claim because Party B does not follow the instructions of Party A or use the intellectual properties of Party A improperly or the technical operation of Party B is improper, Party B shall bear all responsibilities. If Party B finds that any person is using the intellectual properties of Party A on an unauthorized basis, Party B should notify Party A immediately and coordinate with Party A in any action to be taken.

5.5	If both parties violate the Agreement, the amount of compensation that should be paid by the defaulting party shall be determined according to the extent of respective breaching.
6.	Effectiveness, Performance and Valid Period
6.1	The Agreement is signed on the date first written above and comes into force at the same time.
6.2	Unless Party A cancels the Agreement in advance, the Agreement remains effective until Party A is dissolved according to the laws of PRC.
7.	Termination
7.1	During the valid period of the Agreement, Party B shall not terminate the Agreement in advance, otherwise Party B shall pay a penal sum of RMB1 million to Party A, and shall also compensate all losses caused to Party A, and shall pay the relevant Service Fees for the services completed. Party A shall have the right to terminate the Agreement at any time by sending a written notice to Party B 30 days in advance. If Party B has a default that causes Party A to terminate the Agreement in advance, Party B should pay a penal sum of RMB1 million to Party A, and shall also compensate all losses caused to Party A, and shall pay the relevant Service Fees for the services completed.
7.2	After the Agreement is terminated, the rights and obligations of both parties under Article 4 and Article 5 shall survive.
8.	Dispute Resolution

8.1	If both parties have disputes about the interpretation and performance of the provisions hereunder, they should resolve such disputes by friendly consultations. If the consultation fails, either party may submit the dispute to China International Economic and Trade Arbitration Commission (Beijing Branch) for arbitration according to its current effective arbitration rules. The place of arbitration is Beijing and the language used for arbitration is Chinese. The arbitration award is final and binding upon both parties. The provisions in this article shall not be affected by the termination or cancellation of the Agreement.
8.2	Except the issues in dispute between both parties, both parties shall continue to fulfill their own obligations in the principle of good faith according to provisions of the Agreement.
9.	Force Majeure
9.1	“Force Majeure” refers to any events beyond the reasonable control of either party, and still can not be avoided after the affected party pay reasonable attention, including but not limited to, government action, natural forces, fire, explosion, storm, flood, earthquake, tide, lightening or war. However, the insufficiency of credit standing, funds or financing shall not be deemed as the issues beyond the reasonable control of either party. The party affected by the “Force Majeure” and seeking the exemption from performance of duty under the Agreement shall notify such exemption to the other party as soon as possible, and inform the further steps that should be taken for perform the Agreement.
9.2	If performance of the Agreement is delayed or hindered due to the “Force Majeure” as defined above, the party affected by the Force Majeure does not need to bear any responsibility under the Agreement within the scope being delayed or hindered. The affected party should take appropriate measures to reduce or eliminate the influence of “Force Majeure” and should make all efforts to resume the performance of the obligations that have been delayed or hindered by the “Force Majeure”. Both parties agree that, once the Force Majeure is eliminated, they will do their best to resume the performance of the Agreement.
10.	Notice
        All notices sent by both parties for performing the rights and obligations under the Agreement shall be made in written form, and shall be served to the following address of either party by hand delivery, registered mail, prepaid mail, authorized courier service or fax.
Party A: NetQin Mobile (Beijing) Technology Co., Ltd.
Address: Room 1238-1 Block B, No.1 Building, Beijing Zhongguancun Software
Park Incubator, Dongbeiwang, Haidian District, Beijing
Fax:
Tel:
Receiver:
Party B: Beijing NetQin Technology Co., Ltd. (“NetQin Technology”)
Address: Room 1322, Block C, No.1 Building, Beijing Zhongguancun Software
Park Incubator, Haidian District, Beijing
Fax: (8610)85655518
Tel: (8610)85655555-777
Receiver:

11. Transfer of Agreement
      Party B shall not transfer its rights enjoyed and obligations assumed under the Agreement to any third parties without the prior written consent of Party A. Party A may transfer its rights and obligations under the Agreement to any third parties without the consent of Party B, but should notify the fact to Party B.
12. Severability of the Agreement
      If any clauses under the Agreement are not in line with relevant laws and thus become invalid or unenforceable, and such clauses are only invalid or unenforceable within the jurisdiction of relevant laws, the legal validity of other clauses under the Agreement shall not be affected.
13. Amendment and Supplementation of the Agreement
      Both parties shall amend and supplement the Agreement in the form of written agreement. The amendment and supplementation to the Agreement that have properly been signed by both parties are integral part of the Agreement, which are equally authentic with the Agreement.
14. Governing Law
      The signing, validity, performance and interpretation of the Agreement and the dispute resolution are governed by Chinese laws and shall be interpreted according to Chinese laws.
      In witness whereof, both parties have signed the Agreement on the date first written above through their authorized representatives.

[no text in this page, it is a signature page for the Agreement on Exclusive Technical Consultation and Service]
Party A: NetQin Mobile (Beijing) Technology Co., Ltd.
(Company seal)
Authorized representative
/s/ Lin Yu
Lin Yu
Party B: Beijing NetQin Technology Co., Ltd.
(seal)
Authorized representative
/s/ Lin Yu
Lin Yu

Appendix 1
List of the Content of the Technical Consultation and Service
1.	Provision of research and development service for mobile phone anti-virus software and others.

2.	Provision of pre-post and in-service training for personnel.

3.	Provision of technology development and technology transfer service.

4.	Provision of public relations service.

5.	Provision of market survey, research and advisory service.

6.	Formulating medium and short-term market development and market plans.

7.	Provision of various technical services.

8.	Provision of technical consultation and technology transfer service.

9.	Sale of self-developed products.

Appendix 2
Calculation and Payment Methods for the Service Charge
The amount of the Service Fees under the Agreement shall be 5% to 100% of Party B’s monthly business revenue. The specific percentage (between 5% and 100%) shall be determined by Party A according to the actual situation of the service provided by Party A, and shall be calculated quarterly. In consideration of the actual needs of Party B, both parties have agreed that Party B shall have the right to retain cash or cash equivalent with an amount of RMB 1 million in its account.
Party A shall summarize the Service Fees quarterly and notify Party B. Party B shall pay such Service Fees to the bank account designated by Party A within ten (10) working days after receiving the notice.
If Party A considers the service price determination mechanism as agreed herein can not be applied and should be adjusted for some reason, Party B shall negotiate with Party A actively and faithfully within seven (7) working days after Party A sends the written request for adjusting service charge so as to determine the new charging standard or mechanism. If Party B does not reply within seven (7) days after receiving the above notice for adjustment, it shall be deemed that Party B has agreed on the adjustment of such service charge.

Supplemental to Exclusive Technical Consulting Services
Agreement
This Supplemental to the Exclusive Technical Consulting Services Agreement (this “Supplemental”) dated January 5, 2011 is made in Beijing, PRC by and between:
Party A: NetQin Mobile (Beijing) Technology Co., Ltd (“NetQin Beijing”)
Address: Room 1238-1 Block B, No.1 Building, Beijing Zhongguancun Software Park Incubator, Dongbeiwang, Haidian District, Beijing
Legal representative: Lin Yu
Party B: Beijing NetQin Technology Co., Ltd (“NetQin Technology”)
Address: Room 1322, Block C, No.1 Building, Beijing Zhongguancun Software Park Incubator, Haidian District, Beijing
Legal representative: Lin Yu
Collectively as the “Parties”, and respectively as a “Party”.
WHEREAS,
The Parties entered into an Exclusive Technical Consulting Services Agreement on June 5, 2007 (the “Services Agreement”);
For further clarification of the true intensions of the Parties regarding the clauses with respect to confirmation of service fees and termination of the Services Agreement, the Parties hereby enter into this Supplemental as follows:
1.	Regarding Service Fees Confirmation Clause

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The Parties confirm that, regarding the Services Fees confirmation clause, the true intensions of the Parties as of signing the Services Agreement and during the term of the Services Agreement are: the amount of Services Fees set forth in the Services Agreement shall be determined by Party A in the way agreed upon in the Services Agreement. For avoidance of doubt, the Parties agree to delete paragraph 3 of Appendix 2 thereto (Calculation and Payment Methods for the Service Charge), i.e. “ If Party A considers the service price determination mechanism as agreed herein can not be applied and should be adjusted for some reason, Party B shall negotiate with Party A actively and faithfully within seven (7) working days after Party A sends the written request for adjusting service charge so as to determine the new charging standard or mechanism. If Party B does not reply within seven (7) days after receiving the above notice for adjustment, it shall be deemed that Party B has agreed on the adjustment of such service charge.”
2.	Regarding the Services Agreement Termination Clause
The Parties confirm that, regarding the Services Agreement termination clause, the true intensions of the Parties as of signing the Services Agreement and during the term of the Services Agreement are: throughout the term of the Services Agreement, Party B should not early terminate the Services Agreement. For avoidance of doubt, the Parties agree to delete the expression “otherwise Party B shall pay a penal sum of RMB1 million to Party A, and shall also compensate all losses caused to Party A, and shall pay the relevant Service Fees for the services completed.” in the first sentence of Clause 7.1 of the Services Agreement.
3.	Miscellaneous
3.1 This Supplemental becomes effective upon being signed by both Parties. As the integral part of the Services Agreement, this Supplemental has the same legal effect with the Services Agreement. In the event of any conflict between the Services Agreement and this Supplemental, this Supplemental shall prevail.
3.2 This Supplemental is made in Chinese in two (2) original copies, each Party holding one (1) copy. The two copies have same legal effect.

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[Execution Page]
This Supplemental is signed on the date first above written.
NetQin Mobile (Beijing) Technology Co., Ltd
(affixed with common seal of the company)
Legal Representative (signature): /s/ Lin Yu
Beijing NetQin Technology Co., Ltd
(affixed with common seal of the company)
Legal Representative (signature): /s/ Lin Yu

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